Exhibit 3.1

FRANCISCO V. AGUILAR
NEVADA
SECRETARY of STATE

401 N. Carson Street
Carson City, NV 89701
(775) 684-5708

Certified Copy

10/16/2026

Work Order Number: NV261016M07430
Business Name: Soluna Holdings, Inc.

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Filing Number	Filed Date	Description	Number of Pages
F202610160953	10/16/2026 09:48 AM	Amendment	3

Respectfully,

FVAguilar

FRANCISCO V. AGUILAR
Secretary of State

Certified By: Lynne Grandstaff
Certificate Number: B20261016000638
You may verify this certificate online at
https://orion.nv.gov/portal/public/#/public/nvsos/en/CaseXscreen?screen=CertificateSearch

FRANCISCO V. AGUILAR
NEVADA
SECRETARY of STATE

Filed in the Office of	Record Number E13302042021-1
FVAguilar	Filing Number F202610160953
Secretary of State State Of Nevada	Filed On 10/16/2026 10:52 AM
	Number of Pages 3

401 North Carson Street Carson City, Nevada 89701-4201
(775) 684-5708

Profit Corporation

Certificate of Amendment (PURSUANT TO NRS 78.380, 78.385, 78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:

Name of entity as on file with the Nevada Secretary of State:

Soluna Holdings, Inc.

Entity or Nevada Business Identification Number (NVID): E13302042021-1

2. Restated or Amended and Restated Articles: (Domestic corporations)

If restating, complete sections 1, 2, and 7. If amending and restating, complete sections 1, 2, 3, 6 and 7.

You must include the Restated Articles or the Amended and Restated Articles with this filing.

Certificate to Accompany Restated Articles or Amended and Restated Articles

☐ **Restated Articles:** The articles are being restated without any changes and include all amendments made up to the date of this certificate.

The certificate must be signed by an officer of the corporation.

Statutory Statement: The officer signing this certificate confirms that they are authorized to do so by a board resolution adopted on the date listed, and that this certificate accurately reflects the articles of incorporation as amended as of that date.

Date the board of directors adopted the resolution to approve the restated articles:

Date:

☐ **Amended and Restated Articles:** The articles are being restated to include all previous amendments and the current changes.

3. Amendment Filing Type: (Select only one box)

Domestic Corporation If amending, complete sections 1, 3, 6 and 7.

☐ **Certificate of Amendment to Articles of Incorporation - Before Issuance of Stock (Pursuant to NRS 78.380)**

Statutory statement: The signers are at least two-thirds of the incorporators or two-thirds of the board of directors, and as of the date of the certificate, the corporation has not issued any voting stock.

☒ **Certificate of Amendment to Articles of Incorporation - After Issuance of Stock (Pursuant to NRS 78.385 and 78.390)**

☐ Check this box if the amendment is for a name change only.
- No stockholder approval is required for a name change under NRS 78.390(8).

☒ If the amendment includes other changes, confirm the following:
- The proposed amendment(s) were submitted to the stockholders for approval.
- Stockholders holding at least a majority of the voting power (or greater, if required by the articles or law) approved the amendment(s).
- Voting Results (e.g., number of shares for/against or percentage approved):

91.56%

You must include the filing fee with this form. See the instructions for more information.

FRANCISCO V. AGUILAR
NEVADA
SECRETARY of STATE

401 North Carson Street Carson City, Nevada 89701-4201
(775) 684-5708

Profit Corporation

Certificate of Amendment (PURSUANT TO NRS 78.38, 78.385, 78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Officer's Statement: **Foreign corporations only.** Complete 1, 4, 6 and 7.	Name used in the home state (if different from the name used in Nevada): ☐ Jurisdiction of formation (state or country): ☐ Attach a certified copy or certificate showing that amendments were filed in the state where the corporation was formed.
5. Effective Date and Time: (Optional)	Date: ☐ Time: ☐ Effective date is not to exceed 90 days of the filing date of this form. If left blank, this form will be effective upon filing with the SOS. If you select a later effective date but the effective time is left blank, the effective time will be at 12:01 Pacific time on the specified date.
6. Describe the Changes:	Applicable changes (select all that apply): ☐ The entity name has changed ☐ The registered agent has changed (attach Certificate of Acceptance from new registered agent) ☐ The entity's purpose has changed ☐ The initial Board of Directors/ Trustees or Stockholders from the organization have changed ☐ IRS tax language added. ☐ The organization changed the articles ☐ The organization deleted articles ☒ The authorized shares have been amended ☐ Other The organization amended the articles as follows: (provide article numbers, if available) Article 8 has been amended as set forth on the attached page. (attach additional page[s] if necessary)
7. Signature: (Required)	Michael — Print First Name Picchi — Print Last Name X Signed by: Michael Picchi BCE9F64A5F8B418... — Signature Chief Financial Officer — Title Attach additional page(s) if additional signatures are necessary.

You must include the filing fee with this form. See the instructions for more information.

SOLUNA HOLDINGS, INC.

Attachment
to
Certificate of Amendment to Articles of Incorporation

3. Amendment Filing Type (continued): Pursuant to and in accordance with NRS 78.390(1)(a)(1) and the corporation's governing documents, the amendment has been approved by the holders of the affected class or series by a majority of the votes cast in favor of or in opposition to the amendment.

6. Describe the Changes (continued): Article 8 of the articles of incorporation is hereby amended to read in its entirety as follows:

> The total number of shares of all classes of stock that the Corporation is authorized to issue is 1,010,000,000 shares, divided into two classes as follows: (i) 1,000,000,000 shares of common stock, par value $0.001 per share (the "common stock") and (ii) 10,000,000 shares of preferred stock, par value $0.001 per share (the "preferred stock").

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